Exhibit 5.1

December 1, 2017

Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 220

San Diego, California 92127

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares evidenced by receipts (“Receipts”) representing fractional interests in Preferred Stock (the “Depositary Shares”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Common Stock or Preferred Stock (the “Rights”) and (vi) units of the Company consisting of an interest in two or more securities of the types described in the Registration Statement, or a combination thereof (the “Units”),  which may or may not be separable from one another (the “Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Rights, the “Offered Securities”), having an aggregate maximum offering price of up to $100,000,000.

Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent named therein (“Warrant Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) and/or rights certificate (“Rights Certificate”) between the Company and the rights agent named therein (“Rights Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent named therein (“Unit Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. As used herein, “Transaction Agreements” means the Deposit Agreements, the Warrant Agreements, the Rights Agreements, the Rights Certificates and the Unit Agreements.

In rendering the opinions set forth herein, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	The Registration Statement;

(b)	The Amended and Restated Articles of Incorporation of the Company (the “Charter”), as amended, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”) and certified as of the date hereof by the Secretary of the Company;

(c)	The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”);

(d)	Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Offered Securities, certified as of the date hereof by the Secretary of the Company; and

(e)	An executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

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The opinions stated in paragraphs 1 through 6 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Offered Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Offered Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Offered Securities are to be sold or otherwise distributed pursuant to an underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Offered Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Offered Securities have been duly established in conformity with the Charter so as not to violate any applicable law, the Charter or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary, the Warrant Agent, the Rights Agent, and Unit Agent, as applicable.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          With respect to any shares of the Common Stock offered by the Company (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the Maryland General Corporation Law (“MGCL”) representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements, will be duly authorized by all requisite corporate action on the part of the Company under the MGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Common Stock.

2.          With respect to any shares of the Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board, or a duly authorized committee thereof, has duly adopted articles supplementary for the Offered Preferred Stock in accordance with the MGCL, (c) such articles supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Offered Preferred Stock, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the MGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements, will be duly authorized by all requisite corporate action on the part of the Company under the MGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Preferred Stock.

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3.          With respect to the Depositary Shares offered by the Company (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the shares of Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance, (c) the terms of the Offered Depositary Shares have been established in accordance with the Depositary Agreement, (d) the Receipts evidencing the Offered Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the provisions of the applicable Deposit Agreement and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with provisions of the applicable Deposit Agreement and (e) the Receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, the Receipts evidencing the Offered Depositary Shares will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of Maryland.

4.          With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock or other securities described in the Registration Statement for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company, (c) the terms of the Offered Warrants have been established in accordance with the Warrant Agreement and (d) the Offered Warrants have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

5.          With respect to any Rights offered by the Company (the “Offered Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock for which the Offered Rights are exercisable have been duly authorized for issuance by the Company and (c) the Offered Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the provisions of the applicable Rights Agreement, the Offered Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Rights Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

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6.          With respect to any Units offered by the Company (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Rights or other securities or a combination thereof included in such Offered Units have been duly authorized for issuance by the Company, (c) the terms of the Offered Units have been established in accordance with the applicable Unit Agreement and (d) the Offered Units have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

The foregoing opinions are limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. Notwithstanding the foregoing, we express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinions stated herein are subject to the following qualifications:

(a)      the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)      we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)      except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)      we have assumed that any Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of stock of the Company contained in Section 5.7 of the Charter or any similar provision of Articles Supplementary relating to Preferred Stock; and

(e)      to the extent relevant to our opinions in paragraphs 3, 4, 5 and 6 and not covered by our opinions in paragraphs 1 or 2, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Warrants, Rights or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms; and

(f)      we have assumed that any Depositary Shares, Warrants, Rights and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Depositary, Warrant Agent, Rights Agent and Unit Agent, as the case may be.

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In addition, in rendering the foregoing opinions we have assumed that:

(a)      neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Offered Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) except to the extent expressly stated in the opinions contained herein, violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(b)      neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Offered Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

You have informed us that you intend to issue the Offered Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Offered Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Offered Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP

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